PROMISSORY NOTE

$ ______________	April 20, 2005

FOR VALUE RECEIVED, the undersigned, Lighting Science Group Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ___________, a natural person and resident of the state of __________ (the “Lender"), or assigns, in lawful money of the United States of America, the principal sum of ____________ ($_________) on May 30, 2005 (the “Maturity Date”), or so much thereof as may have not been repaid from time to time, as shown on Schedule I attached hereto, as such may be amended from time to time, together with: (i) interest on the outstanding principal balance hereof (computed on the basis of a 360-day year of twelve 30-day months) at the rate of nine and one-half percent (9.50%) per annum, such interest payable in full on the Maturity Date; (ii) a commitment fee equal to ten percent (10%) of the outstanding principal sum on the date of this note (the “Commitment Fee”), such Commitment Fee payable on the Maturity Date; and (iii) the issuance of a warrant to Lender by Borrower for the purchase of ________ shares of Borrower Common Stock, par value $.001 at an Exercise Price of $1.50 per share (the “Warrant”), such Warrant to be of even date herewith, in substantially the form as attached as Exhibit A to this note and delivered to Borrower on the date of execution of this note.

This note may be prepaid in whole or in part, without premium, penalty or discount, at any time, or from time to time, at the option of the undersigned, together with accrued interest on the amount prepaid.

This note may not be assigned by either Borrower or Lender, at any time, without the prior written consent of the non-assigning party. In the event that this note has been assigned, the assignee or assignees shall collect the Commitment Fee, all principal and interest payments due and payable and receive the unexercised portion of the Warrant.

Until this note has been repaid in full, an amount equal to any amounts still due and owing under this note shall be paid from the net proceeds of any external financing of any kind conducted by the undersigned or its successors in interest, whether through the issuance of debt or equity, but excluding any short-term debt or any compensation-related equity issuance, shall be payable by the undersigned to the Lender as a mandatory prepayment of principal, interest and the Commitment Fee due pursuant to the terms of this note immediately upon receipt of such proceeds by the undersigned or its successors in interest. The unpaid principal balance of this note, together with any accrued but unpaid interest on this note and the Commitment Fee, shall become immediately due and payable, without presentment, demand or other formalities of any kind, all of which are hereby expressly waived by the undersigned, on the date on which Lender ceases to be a member of the Board of Directors of the Borrower.

No waiver by Lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy. No delay or omission in the exercise by Lender or any participant of any rights or remedies and no exercise or enforcement of any such rights or remedies shall be held to exhaust any other right or remedy.

The occurrence of any of the following events shall constitute an Event of Default under this note:

(a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof;

(b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or

(c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property; and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 30 consecutive days.

Upon the occurrence of an Event of Default, the unpaid principal balance of this note, accrued interest on this note and the Commitment Fee shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned.

The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this note. In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in Dallas County, Texas.

                LIGHTING SCIENCE GROUP CORPORATION, INC.

By:	/s/ Ronald E. Lusk
--------------------------
Name:	Ronald E. Lusk

Title:	Chairman of the Board and CEO

SCHEDULE I

Principal Payment Record

Date of Repayment	Amount of Principal Paid	Unpaid Principal Balance	Name of Person Making Notation
_______________	_________________	______________	______________

EXHIBIT A

Form of Warrant